UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 E. Geddes Avenue, Suite 500 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(303) 846-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	Nasdaq (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2025, Red Robin Gourmet Burgers, Inc. (the “Company”) announced the departure of Kevin Mayer, the Company’s Chief Marketing Officer (the “Executive”), effective February 11, 2025.

In connection with the departure of the Executive, the Company has agreed to provide to the Executive, pursuant to a severance agreement between the Company and the Executive effective March 1, 2025 (the “Severance Agreement”), in addition to any accrued but unpaid benefits or obligations: (i) an aggregate amount equal to $425,000, which equals twelve (12) months of the Executive’s annual base salary as in effect immediately prior to the date of separation, in installment payments over the twelve (12) months following the date of separation in accordance with the Company’s regular payroll practices, (ii) a lump-sum cash payment equal to a pro rata portion of the Executive’s annual bonus, if any, for the Company’s 2025 fiscal year under the Company’s 2025 annual bonus plan, based on first quarter and full year actual performance of the Company, determined by multiplying such annual bonus by a fraction, the numerator of which is the number of days in the 2025 calendar year through the date of separation and the denominator of which is three hundred and sixty-five (365), payable at such time as bonuses are generally paid by the Company to its executives, (iii) a lump-sum cash payment in the amount equal to $10,000 in recognition of the upcoming vesting date of certain time based restricted stock units, and (iv) subject to the Executive’s timely election of continued healthcare coverage under COBRA, a lump sum cash payment within 30 days after such election in an amount equal to the product of (x) the portion of monthly premiums of the Executive’s group health insurance, including coverage for the Executive’s eligible dependents, that the Company paid immediately prior to the date of separation, and (y) 12. The Executive’s vested restricted stock units and performance stock units shall be subject to the terms and conditions of the applicable equity plan and award agreements issued thereunder, and the Executive shall forfeit all of his outstanding and unvested restricted stock units and performance stock units. The Executive’s receipt of the severance benefits mentioned in this paragraph is subject to his execution of a waiver and release of claims in favor of the Company and its affiliates. The Executive is also subject to certain restrictive covenants in his employment agreement and the Severance Agreement, including nondisclosure of confidential information, return of company property, non-solicitation and non-hire of certain employees for 12 months following the date of separation, non-solicitation of suppliers and business relations of the Company for 12 months following the date of separation, post-employment cooperation, and a mutual non-disparagement covenant.

The foregoing description of the terms of the Severance Agreement is qualified in its entirety by reference to the full terms of the Severance Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Severance Agreement, by and between Red Robin Gourmet Burgers, Inc. and Kevin Mayer, effective March 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2025

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Sarah A. Mussetter
Name:	Sarah A. Mussetter
Title:	Chief Legal Officer